PROMMISSORY NOTE

FOR VALUE RECEIVED, on demand, without grace, in the manner, on dates, and in the amounts so herein stipulated, Icoworks Holdings Inc., A Nevada Corporation, the undersigned, hereby:

PROMISES TO PAY TO THE ORDER OF Ian deBie,

AT: 14340 Parkside Drive, S.W., Calgary, Alberta, Canada T2J 4J6

The sum of five hundred thousand dollars ($500,000), in lawful money of the United States of America, which shall be legal tender, in payments of all debts and dues, at the time of payment and without interest.

The note is payable ON DEMAND or in accordance with the following conditions:

a.	The Note cannot be repaid except with 7 days written notice, which has been delivered with personal service upon the holder and after the time, has expired for exercise of conversion rights hereinafter described in Section b.

b.	In the event that an offer to repay the money owing under the note is made, the holder shall have 48 hours to exercise the option to convert and insure the Subscription Agreement has been honored by the issuance of shares subscribed for therein.

c.	The holder shall have rights before demand at any time to subscribe for the shares as set out in the Share Subscription Agreement which has been irrevocably accepted by Icoworks Holdings Inc. a copy of which is attached hereto as exhibit A and incorporated herein by reference.

d.	Icoworks Holdings Inc., shall without notice, action or demand cause the note to be converted and surrendered in accordance with the Subscription agreement immediately before the Merger of Icoworks Holdings Inc. and Icoworks Inc. so as to insure that the shares subscribed for are issued as fully paid and non assessable common shares of Icoworks Holdings Inc. at the moment before time of the Merger.

The Undersigned agrees to pay all expenses incurred, including an additional 10% on the account of attorney’s fees, all of which shall become part of the principal hereof, if this note is placed in the hands of an Attorney for collection by any legal proceedings.

Dated as at January 2, 2004.

Icoworks Holdings Inc.

By it’s President.	/s/ Michiel Diening	05-02-04

Acknowledged as to its terms	/s/ Ian deBie	05-02-04
	Ian de Bie	Date:

SUBSCRITION FORM

TO: Icoworks Holdings Inc.

Dear Sirs:

I, Ian deBie of Calgary, Alberta (the “Subscriber”) hereby subscribes for APPROXIMATELY 5,000,000 SHARES (40%) ISSUED ($500,000) shares of the common stock of Icoworks Holdings Inc. (the “Shares”) at and for a total consideration, to be paid in US currency, in the amount of five hundred thousand (500,000) dollars which shall be payable upon the irrevocable acceptance by Icoworks Holdings Inc. in the amount of $100,000 and the balance upon the fulfillment of other covenants and promised provided to the Subscriber as more particularly described in an Agreement dated January 2, 2004 which is attached hereto.

The Subscriber represents and warrants to the Corporation that:

(a)	The Subscriber has not offered or sold the Shares within the meaning of the United States Securities Act of 1933 (the “Securities Act”);

(b)
The Subscriber is acquiring the Shares for its own account for investment, with no present intention of dividing my interest with others or of reselling or otherwise disposing of all or any portion of the same;

(c)
The Subscriber does not intend any sale of the Shares either currently or after the passage of a fixed or determinable period of time or upon the occurrence or non-occurrence of any predetermined event or circumstance;

(d)	The Subscriber has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for or which is likely to compel a disposition of the Shares;

(e)	The Subscriber is not aware of any circumstances presently in existence which are likely in the future to prompt a disposition of the Shares;

(f)	The Shares were offered to the Subscriber in direct communication between the Subscriber and the Corporation and not through any advertisement of any kind;

(g)	The Subscriber has the financial means to bear the economic risk of the investment which it hereby agrees to make;

(h)	This Subscription form will also confirm the Subscriber’s agreement as follows:

(i)
The Subscriber will only sell the Shares in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act;

(ii)
The Corporation will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration;

	(iii)	The Subscriber will not engage in hedging transactions except in accordance with the Act;

	(iv)	The Subscriber has no right to require the Corporation to register the Shares under the Act;

	(v)	The certificates representing the Shares will be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

	(vi)	The Subscriber is not a U.S. Person, as defined in Regulation S of the Act.

Please deliver a share certificate in respect of the common shares referred to in the warrant certificate surrendered herewith but not presently subscribed for, to the Subscriber.

DATED this   2   day of     January 2004     .

Signature of Subscriber:	/s/ Ian deBie

Name of Subscriber:	Ian deBie

Address of Subscriber:	14340 Parkside Dr. SE

Calgary, AB T2J 4J6

Icoworks Holdings Inc. irrevocably accepts the subscription provided for herein and undertakes to deliver the certificates representing the stock purchased forthwith upon the total amount of cash consideration being paid into trust accounts of James Pierce, Attorney,

Icoworks Holdings Inc.

/s/ Graham Douglas .